Exhibit 99.1

Richardson Electronics Delays Filing Form 10-Q To Correct Accounting For Currency Translation Adjustments

LaFox, IL, Friday, April 8, 2005: Richardson Electronics, Ltd. (NASDAQ: RELL) today announced that it will file for a five-day extension of the April 7, 2005 filing deadline for its quarterly report on Form 10-Q for the period ended February 26, 2005 in order to correct the accounting treatment relating to certain currency translation adjustments and complete the preparation of its filing.

On April 7, 2005, the Company's management, in consultation with the Company's independent accounting firm and the Audit Committee of the Board of Directors, concluded that the Company's previously issued consolidated financial statements for the quarter ended November 27, 2004 and its earnings release for the quarter ending February 26, 2005, should be restated to correct the Company's method of accounting for currency translation adjustments under Financial Accounting Standard No. 52. The Company is finalizing its analysis of the impact on these periods and is continuing to evaluate the accounting correction on prior periods and has not yet determined whether it will need to restate any other prior periods. These adjustments will not impact the Company's previously reported net cash flows, revenues, or operating income.

The Company expects to file its quarterly report on Form 10-Q for the period ended February 26, 2005, on or before the 5th calendar day following the prescribed due date and to amend its quarterly report on Form 10-Q for the period ended November 27, 2004. The Company is currently discussing with its senior lenders if a waiver is needed under its secured revolving credit facility, relating to the restatement.

As a result of the Company's determination to restate its consolidated financial results as discussed above, the financial statements for the quarter ended November 27, 2004 and the earnings release for the quarter ended February 26, 2005 will be corrected accordingly.

Matters discussed in this news release, including the possible impact of various accounting changes described above contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words "may", "believe", "positioned", "estimate", "project", "target", "continue", "intend", "expect", "future", "anticipates", and similar expressions. All forward-looking statements included in this release are made only as of the date of this release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that occur or which we hereafter become aware, after that date. The Company's actual results could differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties and could be negatively impacted by a number of factors. These factors include but are not limited to the following: the possibility that we may identify additional factors or information as we finalize the lease accounting corrections and complete our preparation of the our periodic reports to be filed with the SEC; and the possibility that our external auditors may identify additional issues or other considerations while they complete their review; and the possible inability to obtain a waiver of default from our lenders under our credit facility. These and other risks are discussed from time to time in the Company's SEC reports, including its Form10-K for the year ended May 29, 2004 and our Quarterly Reports of Form 10-Q for the quarterly periods August 28, 2004 and November 27, 2004.

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of "engineered solutions," serving the RF and wireless communications, industrial power conversion, security and display systems markets. The Company delivers engineered solutions for its customers' needs through product manufacturing, systems integration, prototype design and manufacture, testing and logistics. Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.